                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

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                              GARTMORE MUTUAL FUNDS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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     to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is
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                              GARTMORE MUTUAL FUNDS
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428
                                 (800) 848-6331

                              December [xx], 2006

Dear Shareholders:

The enclosed  Information  Statement  details a recent subadviser change for the
Gartmore Bond Index Fund,  Gartmore  International  Index Fund, Gartmore Mid Cap
Market  Index Fund,  Gartmore S&P 500 Index Fund,  and Gartmore  Small Cap Index
Fund  (together,  the  "Funds"),  each a series of  Gartmore  Mutual  Funds (the
"Trust").

Specifically,  the Trust's Board of Trustees  (the  "Board") has approved,  with respect to the Funds,  the  selection of BlackRock  Investment  Management,  LLC
("BlackRock") to serve as subadviser and manage the Funds,  replacing Fund Asset
Management,  LP ("FAM").  The change was  effective on September  29, 2006.  The
Trust has an exemptive  order from the U.S.  Securities and Exchange  Commission that allows this subadviser change to be made without shareholder approval.  The exemptive order instead requires that this Information Statement be sent to you.

The Board replaced FAM upon the  recommendation  of Gartmore Mutual Fund Capital
Trust (the "Adviser"),  the Funds' investment  adviser.  This recommendation was based on several factors including:

     -    the recent  combination  of the  investment  management  businesses of
          BlackRock,  Inc. and Merrill Lynch & Co., Inc. ("Merrill") and certain affiliates,  including FAM, requiring a new subadvisory agreement with
          BlackRock, the succeeding entity;

     -    the same  investment  strategy  that has been  utilized  for the Funds under FAM will continue to be utilized under BlackRock; and

     -    the same portfolio  managers that have managed the assets of the Funds under FAM  (except  with  respect to the  Gartmore  Bond  Index  Fund)
          continue to manage the assets under BlackRock.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Funds in the future.

                                           Sincerely,

                                           Eric E. Miller
                                           Secretary, Gartmore Mutual Funds

                            GARTMORE BOND INDEX FUND
                        GARTMORE INTERNATIONAL INDEX FUND
                       GARTMORE MID CAP MARKET INDEX FUND
                           GARTMORE S&P 500 INDEX FUND
                          GARTMORE SMALL CAP INDEX FUND

                     Each a Series of Gartmore Mutual Funds
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428

                              INFORMATION STATEMENT

The Board of Trustees of Gartmore  Mutual Funds (the "Board") is furnishing this
Information  Statement  with respect to the Gartmore  Bond Index Fund,  Gartmore
International  Index Fund,  Gartmore Mid Cap Market Index Fund, Gartmore S&P 500
Index Fund, and Gartmore Small Cap Index Fund (each, a "Fund," and together, the
"Funds"),  each a series of Gartmore Mutual Funds (the "Trust"). All persons who are  entitled to give voting  instructions  as a  shareholder  of the Funds will receive this Information  Statement.  This Information Statement will be sent to shareholders  on or about December  [xx],  2006. The Trust received an exemptive order (the "Exemptive Order") from the U.S.  Securities and Exchange  Commission
(the "SEC") which permits the Funds' investment  adviser to hire new subadvisers which are unaffiliated with the Funds' investment adviser and to make changes to existing  subadvisory  agreements  with the  approval of the Board,  but without obtaining  shareholder  approval;  provided,  among other things, that each Fund sends to its shareholders an information statement describing any new subadviser within 90 days of hiring such subadviser.

          WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
        YOU ARE REQUESTED NOT TO SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Trust,  on behalf of the Funds,  has  entered  into an  Investment  Advisory
Agreement with Gartmore Mutual Fund Capital Trust (the  "Adviser").  Pursuant to
the Investment Advisory  Agreement,  the Adviser selects one or more subadvisers for the Funds and supervises the Funds' daily business  affairs,  subject to the supervision  and direction of the Board.  The Adviser selects  subadviser(s)  it believes will provide the Funds with high quality investment management services consistent with the Funds' investment objective.  The Adviser is responsible for the overall monitoring of the Funds' subadviser(s).

The subadviser to the Funds is  independent  of the Adviser,  and the subadviser discharges its responsibilities  subject to the oversight and supervision of the
Adviser.  The  subadviser  is paid by the  Adviser  from the  fees  the  Adviser receives from the Funds. In accordance with procedures adopted by the Board, the subadviser to the Funds may effect portfolio  transactions through an affiliated broker-dealer  that receives  brokerage  commissions in connection  therewith as permitted by applicable law.

The  purpose  of this  Information  Statement  is to  report  the  change in the subadviser  for the Funds from Fund Asset  Management,  LP ("FAM") to  BlackRock
Investment  Management,  LLC  ("BlackRock"),  located at 800 Scudder Mills Road,
Plainsboro,  NJ 08536.  BlackRock  began  serving  as the Fund's  subadviser  on
September 29, 2006, following action taken by the Board on September 13, 2006 to approve  BlackRock as the subadviser with respect to the Funds.  The decision by the  Board  to  replace  FAM  with  BlackRock  as  subadviser,  as well as other important information, is described in more detail below.

RECOMMENDATION TO REPLACE SUBADVISER

As part of the Adviser's  duties to select and supervise the Funds'  subadviser, the Adviser is responsible for  communicating  performance  expectations to, and evaluating the  performance  of, the subadviser  and  recommending  to the Board whether new subadvisers should be hired or whether a subadviser's  contract with the Trust should be renewed,  modified or terminated.  The Adviser  periodically provides  written reports to the Board  describing the results of its evaluation and monitoring functions.

On February 15, 2006,  BlackRock,  Inc. and Merrill Lynch & Co., Inc.  ("Merrill
Lynch") entered into an agreement (the "Transaction") to combine Merrill Lynch's investment  management business,  Merrill Lynch Investment Managers, LP ("MLIM")
and certain affiliates (including FAM), with BlackRock, Inc. to form a new asset management  company that would be one of the world's  largest  asset  management firms, with nearly $1 trillion in assets under  management.  Merrill Lynch would have up to a 49.8%  economic  interest  (which would  include up to a 45% voting interest) in the  combined  company.  The new company  would  operate  under the
BlackRock name. The combined  company would offer a full range of equity,  fixed
income,  cash  management  and  alternative   investment  products  with  strong
representation  in both retail and  institutional  channels,  in the U.S. and in
non-U.S. markets. It would have over 4,500 employees in 18 countries and a major presence in most key markets,  including the United States,  the United Kingdom,
Asia, Australia, the Middle East and Europe. The Transaction closed on September
29,  2006,  resulting  in the  assignment  of  FAM's  then  current  subadvisory agreements  with  the  Funds  to  BlackRock,  which  caused  the  agreements  to automatically terminate.

The Adviser  recommended  that BlackRock  replace FAM as the Funds'  subadviser.
BlackRock  was  selected  for a  number  of  reasons,  including  FAM's  and the
portfolio  managers'  previous   investment   experience  with  the  Funds,  its
investment  process  and  risk  management  process,  its  performance  and  the experienced  team of portfolio  managers  that would  manage the Funds'  assets.
Additionally,  the combination of Merrill Lynch and BlackRock,  Inc. is expected
to  provide,  among  other  things,   enhanced  institutional  asset  management
capabilities,   additional  fixed  income  expertise,   and  state  of  the  art
technology.

No material  changes have taken place or are  anticipated  in composition of the
Funds'  portfolios  or in the  investment  practices or  techniques  used by the subadviser as a result of the Transaction.

For the Gartmore Bond Index Fund, Keith Anderson and Scott Amero are the overall investment  supervisors  for the Fund, and Matthew Marra and Andrew Phillips are
responsible  for the  day-to-day  management  of the Fund's  investments.  Keith
Anderson  is a  Vice  Chairman  and  member  of  the  Executive  and  Management
Committees of BlackRock.  Mr. Anderson is BlackRock's  Chief Investment  Officer
for Fixed Income. Mr. Anderson is Chairman of the Investment  Strategy Group and
is  responsible  for global  fixed income  strategy,  asset  allocation  and the overall  management  of client  portfolios.  In this  capacity,  he  coordinates
BlackRock's team of portfolio managers and credit analysts who specialize in the government,  agency,  corporate and mortgage sectors and sub-sectors  worldwide.
Mr.  Anderson  was a founding  member of BlackRock  and has been with  BlackRock since  1988.  Mr.  Anderson  is a  member  of the  Treasury  Borrowing  Advisory
Committee,  which meet quarterly in Washington,  DC with the Secretary and Staff of the US  Treasury to advise on the  financing  and  management  of the Federal debt. Scott Amero is a Managing Director of BlackRock and co-head of BlackRock's fixed  income  portfolio  management  team.  He is a  member  of the  Management
Committee and the Investment  Strategy Group.  Mr. Amero is a senior  strategist and portfolio manager with responsibility for overseeing all fixed income sector strategy and the overall management of client portfolios. He is also the head of
global  credit  research.  He  is  a  director  of  Anthracite  Capital,   Inc.,
BlackRock's  publicly-traded  real estate  investment  trust. Mr. Amero has been with BlackRock since 1990. Matthew Marra is a Managing Director of and portfolio manager with BlackRock and is a member of the  Investment  Strategy  Group.  Mr.
Marra's  primary  responsibility  is managing  total return  portfolios,  with a sector emphasis on Treasury and agency securities.  Mr. Marra became part of the
Portfolio Management Group in 1997. He joined BlackRock in 1995 as an analyst in the Portfolio  Analytics  Group.  Andrew Phillips is a Managing  Director of and
portfolio  manager with  BlackRock  and is a member of the  Investment  Strategy
Group.  Mr. Phillips has been a Managing  Director of BlackRock since 1999 and a portfolio manager therewith since 1995. Mr. Phillips' primary  responsibility is the consistent  implementation of investment  strategies across all total return accounts, with a sector emphasis on mortgage securities. He is a Chairman of the monthly  Account Review Meeting,  which examines  performance,  compliance,  and operations for all client portfolios.

For the Gartmore  International  Index Fund, Gartmore Mid Cap Market Index Fund,
Gartmore  S&P 500 Index Fund,  and Gartmore  Small Cap Index Fund,  each Fund is managed by Debra L.  Jelilian and Jeffrey L. Russo,  CFA, who are members of the
Quantitative  Index Management  Team. Ms. Jelilian is primarily  responsible for the  day-to-day  management  of each Fund's  portfolio and the selection of each
Fund's investments. Mr. Russo assists Ms. Jelilian with portfolio management and the  selection  of each  Fund's  investments.  Ms.  Jelilian  is a  Director  of
BlackRock,  which she joined in 2006. Prior to joining  BlackRock,  Ms. Jelilian was a  Director  of FAM from 1999 to 2006,  and has been a member of the  Funds'
management  team since 2000. Ms.  Jelilian has 13 years  experience in investing and in managing index investments.  Mr. Russo is a Director of BlackRock,  which he joined in 2006. Prior to joining  BlackRock,  Mr. Russo was a Director of FAM from 2004 to 2006,  and was a Vice  President  thereof from 1999 to 2004. He has been a member of the Funds'  management  team since 2000. Mr. Russo has 10 years experience as a portfolio manager and trader.

The nature and  quality of the  services  which the  subadviser  provided to the
Funds are not  anticipated to change as a result of the  Transaction.  Under the new  subadvisory  agreement with  BlackRock,  effective  September 29, 2006, the terms and services provided to the Funds are substantially the same as under the former FAM subadvisory agreement.

Based on the foregoing  considerations,  the Adviser decided to recommend to the
Board that BlackRock replace FAM as subadviser to the Funds.

BOARD CONSIDERATIONS

At a regular  meeting of the Board on September 13, 2006, the Board reviewed the
Adviser's  recommendation to enter into a subadvisory  agreement with BlackRock, pursuant to which  BlackRock  would serve as subadviser to the Funds,  replacing
FAM. The Board reviewed the memorandum prepared by the Adviser that described in detail  the  basis  for such  recommendations  and also  reviewed  the  proposed subadvisory  agreement  among the Adviser,  the Trust and  BlackRock.  The Board inquired about the nature and quality of the services proposed to be provided to the Funds, including BlackRock's  investment strategy and philosophy,  portfolio management personnel  experience and overall  performance.  The Board noted that the  investment  strategy and  portfolio  management  personnel for the Gartmore
International  Index Fund,  Gartmore Mid Cap Market Index Fund, Gartmore S&P 500
Index Fund and Gartmore  Small Cap Index Fund would remain the same.  Subsequent to the Board's consideration,  and just prior to the closing of the Transaction, the  Adviser  was  informed  by  BlackRock  that the  portfolio  managers of the
Gartmore  Bond Index  Fund had  announced  their  intention  to leave  BlackRock effective upon the closing of the  Transaction  on September 29, 2006.  Although
the  Adviser and the Board had not been  apprised  of this  change of  portfolio managers at the time of the Board meeting on September 13, 2006, the Adviser was assured by  BlackRock  that the  departure  would result only in a change of the personnel  managing the Gartmore Bond Index Fund, and not a change in investment strategy,  overall  experience,  or quality of  services  that  BlackRock  would provide to the Gartmore Bond Index Fund.

The Board also  considered  the  investment  performance of the Funds and, where applicable,  the portfolio managers' demonstrated performance to date. The Board also considered  that the cost of BlackRock's  services would be the same as the costs of the services previously provided by FAM. The Board noted that as a Fund pays its entire  advisory fee to the Adviser and the Adviser,  in turn, pays the
Fund's  subadviser a portion of that fee, the cost of services to each Fund will not change as a result of the retention of BlackRock.

Having carefully  considered the Adviser's  recommendation,  the reasons for the recommendation and the information presented,  the Board, including the Trustees who were not  "interested  persons"  (as that term is defined in the  Investment
Company Act of 1940 (the "1940 Act")) of the Adviser or  BlackRock,  unanimously approved the  appointment  of BlackRock to serve as the new  subadviser  for the
Funds.  The  appointment of BlackRock as subadviser took effect on September 29,
2006. The Board also approved the form of the new  subadvisory  agreement  among the  Adviser,  the Trust and  BlackRock.  In doing so, the Board  found that the compensation  payable  under the  proposed  subadvisory  agreement  was fair and reasonable  in light of the  services  to be  provided  and the  expenses  to be assumed by BlackRock under such agreement with respect to the Funds.

THE SUBADVISORY AGREEMENT

The  subadvisory  agreement  with  BlackRock,  dated  September  29,  2006  (the
"Agreement"),  was approved by the Board on September  13, 2006.  In  accordance with the  Exemptive  Order,  the  Agreement  will not be submitted to the Funds'
shareholders  for their approval.  The terms of the Agreement are  substantially the  same as the  terms of the  subadvisory  agreement  with  FAM  (the  "Former
Agreement").  The  following  is a brief  summary of the  material  terms of the
Agreement.

Term.  The Agreement has an initial term that expires on February 27, 2007,  and continues for successive one-year terms thereafter as long as its continuance is approved by the Board.  The Agreement can be terminated on not more than 60-days written notice by the Adviser,  the Trust on behalf of a Fund, a majority of the outstanding voting securities of a Fund, or BlackRock.  The Agreement terminates automatically if assigned by any party.

Fees.  Under the  Agreement,  the annual fee payable by the Adviser to BlackRock
(as a percentage of each Fund's average daily net assets) is as follows. For the
Gartmore Bond Index Fund, the Adviser pays BlackRock a subadvisory  fee of 0.08%
on Fund assets of up to $1.5 billion; 0.06% on Fund assets of $1.5 billion up to
$3  billion;  and 0.05% on Fund assets of $3 billion or more.  For the  Gartmore
International  Index Fund, the Adviser pays BlackRock a subadvisory fee of 0.11%
on Fund assets of up to $1.5  billion;  0.085% on Fund assets of $1.5 billion up to $3 billion; and 0.075% on Fund assets of $3 billion or more. For the Gartmore
Mid Cap Market  Index Fund,  the Adviser  pays  BlackRock a  subadvisory  fee of
0.075%  on Fund  assets  of up to $1.5  billion;  0.06% on Fund  assets  of $1.5 billion up to $3 billion;  and 0.05% on Fund  assets of $3 billion or more.  For the Gartmore S&P 500 Index Fund, the Adviser pays BlackRock a subadvisory fee of
0.02% on Fund  assets  of up to $1.5  billion;  0.015%  on Fund  assets  of $1.5 billion up to $3 billion;  and 0.0125% on Fund assets of $3 billion or more. For the Gartmore Small Cap Index Fund, the Adviser pays BlackRock a subadvisory  fee of 0.07% on Fund  assets  of up to $1.5  billion;  0.06% on Fund  assets of $1.5 billion up to $3 billion; and 0.05% on Fund assets of $3 billion or more.

Duties.  Under the Agreement,  the Adviser is responsible for assigning all or a portion of each Fund's assets to BlackRock and for  overseeing and reviewing the performance of BlackRock.  Under the current arrangement,  BlackRock will manage each Fund's assets under the  supervision of the Adviser.  BlackRock is required to manage each Fund's  portfolio  allocated to BlackRock in accordance with each
Fund's  investment  objective and policies,  subject to the  supervision  of the
Adviser and the Board.

Brokerage.  Under the  Agreement,  BlackRock is  authorized to purchase and sell securities on behalf of each Fund through brokers or dealers  BlackRock  selects and to  negotiate  commissions  to be paid on such  transactions.  In doing  so,
BlackRock  is required to use  reasonable  efforts to obtain the most  favorable price and execution available but is permitted,  subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification.   Under  the  Agreement,   BlackRock  and  its  affiliates  and
controlling  persons cannot be held liable to the Adviser,  the Trust, the Funds or the Funds'  shareholders  in the absence of willful  misfeasance,  bad faith, gross  negligence or reckless  disregard of its duties under the Agreement.  The
Agreement  provides that nothing in the Agreement,  however,  relieves BlackRock from any of its  obligations  under federal and state  securities laws and other applicable law.

BlackRock is required, under the Agreement, to indemnify the Adviser, the Trust, the  Funds and their  respective  affiliates  and  controlling  persons  for any liability  or  expenses  sustained  by them as a result of  BlackRock's  willful misfeasance,  bad faith,  gross negligence,  reckless disregard of its duties or violation of applicable law. The Agreement contains provisions pursuant to which the Adviser is required to indemnify  BlackRock  for any  liability and expenses which may be sustained as a result of the  Adviser's  willful  misfeasance,  bad faith,  gross  negligence,  reckless  disregard  of its duties or  violation  of applicable law.

Regulatory  Pronouncements.  The Agreement also includes provisions arising from regulatory  changes.  These  provisions  include a  requirement  that  BlackRock establish  and maintain  written  proxy voting  procedures  in  compliance  with current,  applicable laws and regulations,  including,  but not limited to, Rule
30b1-4 under the 1940 Act.  Also, the provisions  include  language  required by
Rule 17a-10  under the 1940 Act that  permits  BlackRock  to execute  securities transactions under limited  circumstances  through  broker-dealers  deemed to be affiliated  with the Funds,  subject to certain  prohibitions  on  consultations between BlackRock and other subadvisers to funds affiliated with the Funds.

Further  Information.  The  foregoing  description  of the  Agreement  is only a summary  and is  qualified  in its  entirety  by  reference  to the  text of the
Agreement.  A copy of the Agreement is on file with the SEC and is available (i)
in person at the SEC's Public Reference Room at 100 F Street, N.E.,  Washington,
D.C.  20549-2000 (upon payment of any applicable fees); (ii) by mail at the SEC,
Public Reference Section, 100 F Street, N.E., Washington,  D.C. 20549-2000 (upon
payment   of  any   applicable   fees)  or  (iii)  at  the   SEC's   website   -
http://www.sec.gov - through the EDGAR system.

OTHER INFORMATION ABOUT BLACKROCK

BlackRock  is located at 800  Scudder  Mills  Road,  Plainsboro,  NJ 08536.  The
following  table sets forth the name and principal  occupation of each principal executive  officer and each  director of  BlackRock.  The address of each person listed below is 800 Scudder Mills Road, Plainsboro, NJ 08536.

  Robert C. Doll               Chief Investment Officer - Global Equities
  Keith Anderson               Chief Investment Officer - Global Fixed Income
  Bartholomew A. Battista      Chief Compliance Officer
  Sue Wagner                   Chief Operating Officer
  Steven Buller                Chief Financial Officer

BlackRock does not act as an investment adviser or investment subadviser for any other series of the Trust having a similar investment objective.

MORE ABOUT FEES AND EXPENSES

Each Fund pays the Adviser an  investment  advisory fee at an  effective  annual rate (as a percentage of the Fund's  average  daily net assets) as follows.  For the Gartmore Bond Index Fund,  the Fund pays the Adviser an investment  advisory fee of 0.22% on Fund assets of up to $1.5 billion;  0.21% on Fund assets of $1.5 billion up to $3 billion;  and 0.20% on Fund  assets of $3 billion or more.  For the Gartmore  International  Index Fund, the Fund pays the Adviser an investment advisory fee of 0.27% on Fund assets of up to $1.5 billion; 0.26% on Fund assets of $1.5  billion  up to $3  billion;  and 0.25% on Fund  assets of $3 billion or more.  For the Gartmore Mid Cap Market Index Fund,  the Fund pays the Adviser an investment advisory fee of 0.22% on Fund assets of up to $1.5 billion;  0.21% on
Fund  assets of $1.5  billion up to $3  billion;  and 0.20% on Fund assets of $3 billion or more.  For the Gartmore S&P 500 Index Fund, the Fund pays the Adviser an investment advisory fee of 0.13% on Fund assets of up to $1.5 billion;  0.12%
on Fund assets of $1.5 billion up to $3 billion;  and 0.11% on Fund assets of $3 billion  but less than $4  billion;  and 0.10% on Fund  assets of $4  billion or more.  For the  Gartmore  Small Cap Index  Fund,  the Fund pays the  Adviser and investment advisory fee of 0.20% on Fund assets of up to $1.5 billion;  0.19% on
Fund  assets of $1.5  billion up to $3  billion;  and 0.18% on Fund assets of $3 billion or more.

During the fiscal year ended  October 31, 2005,  the Adviser paid the  following amounts to FAM. For the Gartmore Bond Index Fund, the Adviser paid $1,129,735 in fees to FAM.  For the  Gartmore  International  Index  Fund,  the  Adviser  paid
$1,382,942  in fees to FAM.  For the  Gartmore  Mid Cap Market  Index Fund,  the
Adviser paid  $746,468 in fees to FAM. For the Gartmore S&P 500 Index Fund,  the
Adviser paid $463,187 in fees to FAM. For the Gartmore Small Cap Index Fund, the
Adviser paid $250,025 in fees to FAM.

ADDITIONAL INFORMATION

As of September 29, 2006, each Fund had issued and outstanding:

GARTMORE BOND INDEX FUND
_____ shares of beneficial interest designated as Class A shares
_____ shares of beneficial interest designated as Class B shares
_____ shares of beneficial interest designated as Class C shares
_____ shares of beneficial interest designated as Class R shares
_____ shares of beneficial interest designated as Institutional Class shares

GARTMORE INTERNATIONAL INDEX FUND
_____ shares of beneficial interest designated as Class A shares
_____ shares of beneficial interest designated as Class B shares
_____ shares of beneficial interest designated as Class C shares
_____ shares of beneficial interest designated as Class R shares
_____ shares of beneficial interest designated as Institutional Class shares

GARTMORE MID CAP MARKET INDEX FUND
_____ shares of beneficial interest designated as Class A shares
_____ shares of beneficial interest designated as Class B shares
_____ shares of beneficial interest designated as Class C shares
_____ shares of beneficial interest designated as Class R shares
_____ shares of beneficial interest designated as Institutional Class shares

GARTMORE S&P 500 INDEX FUND
_____ shares of beneficial interest designated as Class A shares
_____ shares of beneficial interest designated as Class B shares
_____ shares of beneficial interest designated as Class C shares
_____ shares of beneficial interest designated as Class R shares
_____ shares of beneficial interest designated as Institutional Class shares
_____ shares of beneficial interest designated as Local Fund shares
_____ shares of beneficial interest designated as Service Class shares
_____ shares of beneficial  interest  designated as Institutional  Service Class shares

GARTMORE SMALL CAP INDEX FUND
_____ shares of beneficial interest designated as Class A shares
_____ shares of beneficial interest designated as Class B shares
_____ shares of beneficial interest designated as Class C shares
_____ shares of beneficial interest designated as Class R shares
_____ shares of beneficial interest designated as Institutional Class shares

As of September 29, 2006, to the Trust's  knowledge,  the following are the only persons who had or shared  voting or  investment  power over more than 5% of the outstanding shares of any class (collectively, the "shares") of a Fund:

                                                      Amount and Nature of Voting
                  Name and Address                        and Investment Power

GARTMORE BOND INDEX FUND                Shared voting and investment power over _____shares of
Class ___                               the Fund representing _____% of the Fund's outstanding
                                        Class __ shares and ___% of the Fund's total
                                        outstanding shares.

GARTMORE INTERNATIONAL INDEX FUND       Shared voting and investment power over _____shares of
Class __                                the Fund representing _____% of the Fund's outstanding
                                        Class __ shares and ___% of the Fund's total
                                        outstanding shares.

GARTMORE MID CAP INDEX FUND             Shared voting and investment power over _____shares of
Class __                                the Fund representing _____% of the Fund's outstanding
                                        Class __ shares and ___% of the Fund's total
                                        outstanding shares.
GARTMORE S&P 500 INDEX FUND
Class ___                               Shared voting and investment power over _____shares of
                                        the Fund representing _____% of the Fund's outstanding
                                        Class __ shares and ___% of the Fund's total
                                        outstanding shares.
GARTMORE SMALL CAP INDEX FUND
Class ____                              Shared voting and investment power over _____shares of
                                        the Fund representing _____% of the Fund's outstanding
                                        Class __ shares and ___% of the Fund's total
                                        outstanding shares.

[To the  Trust's  knowledge,  there are no persons  who had or shared  voting or investment power over more than 5% of the outstanding shares of Class __ and __.

As of  September  29,  2006,  the  Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of each Fund.]

Although shareholders are not being asked to vote on the replacement of FAM with
BlackRock as subadviser to the Funds,  the Trust is required by the rules of the
SEC to summarize the voting rights of shareholders.  Whenever a matter affecting the Funds requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and  proxy/voting  instruction  forms will be sent to the Funds'  shareholders.  Each share of the Funds is entitled to one vote,  and each  fraction  of a share  is  entitled  to a  proportionate  fractional  vote.
Shareholders  will also be  permitted  to  revoke  previously  submitted  voting instructions  in accordance with  instructions  contained in the proxy statement sent to the Funds' shareholders.

The foregoing description of shareholder voting rights with respect to the Funds is only a brief  summary of these  rights.  Whenever  shareholder  approval of a matter affecting the Funds is required, the proxy statement sent to shareholders will fully describe the voting rights of shareholders and the voting  procedures that will be followed at the shareholder meeting.

Currently,  Gartmore Distribution  Services,  Inc. ("GDSI"), an affiliate of the
Adviser,  acts as the Trust's principal  underwriter.  Gartmore SA Capital Trust
("GSA"),   an  affiliate  of  the  Adviser  and  GDSI,   serves  as  the  Funds'
administrator.  The address for each of the Adviser,  GDSI and GSA is 1200 River
Road, Suite 1000, Conshohocken, Pennsylvania 19428.

The  Adviser,   GDSI  and  GSA  are  all  indirect  subsidiaries  of  Nationwide
Corporation  ("NWC").  The  Adviser  and GSA are  wholly-owned  subsidiaries  of
Gartmore  Global  Investments,  Inc.  ("GGI").  GGI is a subsidiary  of Gartmore
Global Asset Management Trust ("GGAMT"),  which is a wholly-owned  subsidiary of
NWC.  GDSI is a  wholly-owned  subsidiary of Gartmore  Global Asset  Management,
Inc., which is a wholly-owned subsidiary of GSA.

NWC's common stock is held by Nationwide  Mutual  Insurance  Company (95.2%) and
Nationwide  Mutual  Fire  Insurance  Company  (4.8%),  each of which is a mutual company  owned by its  respective  policyholders.  The  address for each of NWC,
Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company
is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer  or Trustee of the Trust is an  officer,  employee,  or  director  of
BlackRock,  nor do any such  Officers  or  Trustees  own  securities  issued  by
BlackRock or have any other material direct or indirect interest in BlackRock.

The Trust will furnish without charge,  a copy of the Trust's most recent Annual
Report to  shareholders  and Semiannual  Report to  shareholders  succeeding the
Annual Report, if any, upon request.  This request may be made either by writing to the Trust at the  address  contained  on the first  page of this  Information
Statement or by calling  toll-free  (800)  848-6331.  The Annual  Report and the
Semiannual  Report  will be  mailed  to you by  first-class  mail  within  three business days of receipt of your request.

                                 By Order of the Board of Trustees of
                                 Gartmore Mutual Funds,

                                 Eric E. Miller, Secretary

December [xx], 2006